Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	July 20, 2022
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, Founder & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Second Quarter 2022 Results

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced net income of $94.5 million or $1.49 per diluted common share for the second quarter of 2022, a decrease in diluted earnings per common share of 28% compared to the first quarter of 2022. The Company recorded net income of $221.9 million or $3.56 per diluted common share for the first six months of 2022 compared to net income of $258.3 million or $4.24 per diluted common share for the same period of 2021. Pre-tax, pre-provision income (non-GAAP) for the first six months of 2022 totaled $329.9 million up 14% from $290.4 million in the first six months of 2021.

Edward J. Wehmer, Founder and Chief Executive Officer, commented, “I am pleased with the second quarter results which exhibited strong earnings momentum and core fundamentals. The second quarter is a turning point for Wintrust as our net interest income and margin expanded meaningfully and remain poised for future growth. Additionally, the Company experienced exceptional, diversified growth in our loan portfolio while maintaining historically good credit metrics."

Highlights of the Second Quarter of 2022:
Comparative information to the first quarter of 2022

•Total loans, excluding Paycheck Protection Program (“PPP”) loans, increased by $1.9 billion, or 22% on an annualized basis. In addition, total loans as of June 30, 2022 were $1.2 billion higher than average total loans in the second quarter of 2022 which is expected to benefit future quarters.
◦Core loans increased by $910 million and niche loans increased by $1.0 billion.
◦PPP loans declined by $172 million in the second quarter of 2022 primarily as a result of processing forgiveness payments.
•Total assets increased by $719 million totaling $51.0 billion as of June 30, 2022 and total deposits increased by $374 million.
•Net interest income increased by $38.5 million due to improvement in net interest margin.
◦Net interest margin increased by 32 basis points primarily due to increasing loan yields and the deployment of liquidity to fund loan growth.
•Recorded a provision for credit losses of $20.4 million in the second quarter of 2022 primarily related to loan growth and $9.5 million of net charge-offs or 11 basis points on an annualized basis as compared to a provision for credit losses of $4.1 million in the first quarter of 2022.
•The allowance for credit losses on our core loan portfolio is approximately 1.31% of the outstanding balance as of June 30, 2022 unchanged from March 31, 2022. See Table 12 for more information.
•Non-performing loans remained historically low but increased to 0.20% of total loans, as of June 30, 2022, up from a record low of 0.16% as of March 31, 2022.
•Mortgage banking revenue decreased to $33.3 million for the second quarter of 2022 as compared to $77.2 million in the first quarter of 2022.
◦The Company recorded a net benefit of $445,000 related to essentially offsetting changes in the value of two mortgage assets in the second quarter of 2022. This consisted of a $9.1 million increase in the value of mortgage servicing rights (“MSR”) related to changes in fair value model assumptions and a negative $8.7 million valuation related adjustment on the Company’s portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which are held at fair value. The change in value recorded in the first quarter of 2022 related to these two mortgage assets was a $43.4 million increase in value.
•Net losses on investment securities totaled $7.8 million in the second quarter of 2022 related to changes in the value of equity securities as compared to net losses of $2.8 million in the first quarter of 2022.
•Recorded $2.5 million of losses in other non-interest income related to the sale of a property no longer considered for future expansion and the anticipated sale of a former data processing facility.
•Completed a common stock offering of 3,450,000 shares, generating proceeds, net of estimated issuance costs, of $285.7 million.
•Tangible book value per common share (non-GAAP) increased to $59.87 as of June 30, 2022 as compared to $59.34 as of March 31, 2022. See Table 18 for reconciliation of non-GAAP measures.

Mr. Wehmer continued, "The Company experienced robust loan growth as loans, excluding PPP loans, increased by $1.9 billion or 22% on an annualized basis in the second quarter of 2022. We continue to pick up new market share and grow organically as all of our material loan portfolios exhibited good growth in the second quarter of 2022. We remain prudent in our review of credit prospects ensuring our loan growth stays within our conservative credit standards. The loan growth experienced in the second quarter of 2022 provides strong momentum for future quarters as total loans as of June 30, 2022 were $1.2 billion higher than average total loans in the second quarter of 2022. Our loans to deposits ratio ended the quarter at 87.0% and we believe that we have sufficient liquidity to meet customer loan demand."

Mr. Wehmer commented, "Net interest income increased by $38.5 million in the second quarter of 2022 primarily due to improvement in net interest margin. Net interest margin increased by 32 basis points as the repricing of earning assets has significantly outpaced deposit rate changes. Additionally, asset mix improved as excess liquidity was deployed to fund loan growth. We believe, subject to a material change in the consensus projection of interest rates as of this release date, that our net interest margin will continue to expand in the third and fourth quarters of 2022 and could approach 3.50% by the end of 2022.”

Mr. Wehmer noted, “We recorded mortgage banking revenue of $33.3 million in the second quarter of 2022 as compared to $77.2 million in the first quarter of 2022. Loan volumes originated for sale in the second quarter of 2022 were $821 million, down from $896 million in the first quarter of 2022. However, production margin increased to 2.21% in the second quarter of 2022 as compared to 1.67% in the first quarter of 2022. In the second quarter of 2022, the increase in the value of mortgage servicing rights related to changes in fair value model assumptions was essentially offset by valuation related adjustments on the Company’s portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which we expect will serve as a partial economic hedge of the mortgage servicing rights in future periods. By comparison, there was a $43.4 million benefit recognized in the first quarter of 2022 related to the change in fair value of mortgage servicing rights. We are focused on expanding our market share of purchase originations and finding efficiencies in our delivery channels to reduce costs in light of current market conditions. Based on limited inventory and elevated mortgage rates, we expect that mortgage originations in the third quarter of 2022 will decline relative to the second quarter of 2022. However, the impact of such decline on earnings is expected to be small relative to the anticipated growth in net interest income.”

Commenting on credit quality, Mr. Wehmer stated, "While uncertain economic conditions may persist in the coming quarters, Wintrust is confident in our ability to navigate such conditions especially given our current credit quality metrics. Non-performing loans comprise only 0.20% of total loans, as of June 30, 2022. The Company recorded a provision for credit losses of $20.4 million in the second quarter of 2022, in part related to $9.5 million of net charge-offs and strong loan growth recorded in the quarter. The allowance for credit losses on our core loan portfolio as of June 30, 2022 is approximately 1.31% of the outstanding balance. We believe that the Company’s reserves remain appropriate and we remain diligent in our review of credit."

Mr. Wehmer concluded, “Our second quarter of 2022 results continued to demonstrate the multi-faceted nature of our business model which we believe uniquely positions us to be successful. We expect to leverage our differentiated, diversified loan portfolio to outperform peers with respect to loan growth which should allow us to continue to expand net interest income. We are focused on taking advantage of market opportunities to prudently deploy excess liquidity into earning assets including core and niche loans and investment securities while maintaining an interest rate sensitive asset portfolio. We are opportunistically evaluating the acquisition market which has been active for both banks and business lines of various sizes. Of course, we remain diligent in our consideration of acquisition targets and intend to be prudent in our decision making, always seeking to minimize dilution.”

The graphs below illustrate certain financial highlights of the second quarter of 2022 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income - 5 Quarter Trend
$ in Millions
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$105.1
$109.1
$98.8
$127.4
$94.5
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Pre-tax income, excluding provision for credit losses, (non-GAAP) -
5 Quarter Trend
$ in Millions
$180
$160
$140
$120
$100
$80
$60
$134.4
$142.7
$139.7
$134.4
$151.6
$128.9
$141.8
$146.3
$177.8
$152.1
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Pre-Tax, Pre-Provision Income (non-GAAP)
Pre-Tax, Pre-Provision Income, Adjusted for Changes in Fair Value of MSRs and Early Buy-out Loans Guaranteed by U.S. government agencies (non-GAAP)

Pre-tax income, excluding provision for credit losses (non-GAAP) -
Q2 2022 compared to Q1 2022
$ in Millions
$220
$200
$180
$160
$140
$120
$177.8
$38.5
$(43.9)
$(5.0)
$(2.5)
$(8.4)
$5.0
$(4.7)
$(4.7)
$152.1
Q1 2022
Net Interest Income
Mortgage Banking Revenue
Gains/Losses on investment securities, net
Loss related to two properties
All other non-interest income
Salaries and Employee Benefits
Advertising and Marketing
All other non-interest expense
Q2 2022

Net Interest Income - 5 Quarter Trend
$360
$345
$330
$315
$300
$285
$270
$255
$240
$225
$210
$ in Millions
$279.6
$287.5
$296.0
$299.3
$337.8
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Tangible Book Value per Common Share (non-GAAP) -
5 Quarter Trend
$62.00
$60.00
$58.00
$56.00
$54.00
$52.00
$50.00
$48.00
$56.92
$58.32
$59.64
$59.34
$59.87
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Total Assets - 5 Quarter Trend
$ in Billions
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$46.7
$47.8
$50.1
$50.3
$51.0
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Total Loans - 5 Quarter Trend
$ in Billions
$40.0
$38.0
$36.0
$34.0
$32.0
$30.0
$28.0
$26.0
$24.0
$32.9
$1.9
$31.0
$33.3
$1.1
$32.2
$34.8
$0.6
$34.2
$35.3
$0.3
$35.0
$37.1
$0.1
$37.0
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Total Loans, excluding PPP loans
PPP Loans

Total Deposits - 5 Quarter Trend
$45.0
$42.0
$39.0
$36.0
$33.0
$ in Billions
$38.8
$40.0
$42.1
$42.2
$42.6
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Total average interest-bearing cash* as a percentage of total average earning assets - 5 Quarter Trend
$ in Billions
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
16%
14%
12%
10%
8%
6%
4%
$42.9
$44.2
$46.1
$46.6
$46.4
$3.8
$5.1
$6.1
$4.6
$3.3
9.0%
11.6%
13.3%
9.8%
7.0%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Total average earning assets
Total average interest-bearing cash*
Total average interest-bearing cash* as a percentage of total average earning assets

*Total Interest-Bearing Deposits with Banks, Securities Purchased under Resale Agreements and Cash Equivalents

Non-Performing Assets as a percentage of Total Assets -
5 Quarter Trend
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.22%
0.22%
0.16%
0.13%
0.16%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans - 5 Quarter Trend
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
0.02%
0.00%
0.07%
0.03%
0.11%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

Allowance for Credit Losses as a percentage of Non-Accrual Loans - 5 Quarter Trend
700.00%
600.00%
500.00%
400.00%
300.00%
200.00%
100.00%
367.64%
352.70%
446.78%
670.77%
473.76%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

SUMMARY OF RESULTS:

BALANCE SHEET

Total loans, excluding PPP loans, increased by $1.9 billion as core loans increased by $910 million and niche loans increased by $1.0 billion. See Table 1 for more information. As of June 30, 2022, virtually all of the PPP loan balances were forgiven with only $82 million remaining on balance sheet.

Total liabilities increased $483 million in the second quarter of 2022 resulting primarily from a $374 million increase in total deposits. The increase in deposits was due to a $267 million increase in interest-bearing deposits and $107 million increase in non-interest-bearing deposits. The Company's loans to deposits ratio ended the quarter at 87.0%. Management believes in substantially funding the Company's balance sheet with core deposits and utilizes brokered or wholesale funding sources on a limited basis to manage its liquidity position as well as for interest rate risk management purposes.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Tables 1 through 3 in this report.

NET INTEREST INCOME

For the second quarter of 2022, net interest income totaled $337.8 million, an increase of $38.5 million as compared to the first quarter of 2022. The $38.5 million increase in net interest income in the second quarter of 2022 compared to the first quarter of 2022 was primarily due to improvement in net interest margin. The Company recognized $4.5 million of PPP fee accretion in the second quarter of 2022 as compared to $6.5 million in the first quarter of 2022. As of June 30, 2022, the Company had approximately $2.1 million of net PPP loan fees that have yet to be recognized in income.

Net interest margin was 2.92% (2.93% on a fully taxable-equivalent basis, non-GAAP) during the second quarter of 2022 compared to 2.60% (2.61% on a fully taxable-equivalent basis, non-GAAP) during the first quarter of 2022. The net interest margin increase as compared to the first quarter of 2022 was due to a 36 basis point increase in yield on earning assets and a three basis point increase in net free funds contribution. These improvements were partially offset by a seven basis point increase in the rate paid on interest-bearing liabilities. The 36 basis point increase in the yield on earning assets in the second quarter of 2022 as compared to the first quarter of 2022 was primarily due to a 26 basis point improvement on loan yields and a higher liquidity management asset yield as the Company earned higher yields on interest-bearing deposits with banks. The seven basis point increase in the rate paid on interest-bearing liabilities in the second quarter of 2022 as compared to the first quarter of 2022 is primarily due to a six basis point increase in the rate paid on interest-bearing deposits primarily related to the increasing rate environment.

Wintrust remains in an asset-sensitive interest rate position. Based on modeled contractual cash flows, including prepayment assumptions, approximately 80% of our current loan balances are projected to reprice or mature in the next 12 months.

For more information regarding net interest income, see Tables 4 through 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $312.2 million as of June 30, 2022, an increase of $10.9 million as compared to $301.3 million as of March 31, 2022. A provision for credit losses totaling $20.4 million was recorded for the second quarter of 2022 as compared to $4.1 million recorded in the first quarter of 2022. For more information regarding the provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Current Expected Credit Losses (“CECL”) accounting standard requires the Company to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of June 30, 2022, March 31, 2022, and December 31, 2021 is shown on Table 12 of this report.

Net charge-offs totaled $9.5 million in the second quarter of 2022, as compared to $2.5 million of net charge-offs in the first quarter of 2022. Net charge-offs as a percentage of average total loans were reported as 11 basis points in the second quarter of 2022 on an annualized basis compared to three basis points on an annualized basis in the first quarter of 2022. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s delinquency rates remain low and manageable. For more information regarding past due loans, see Table 13 in this report.

The ratio of non-performing assets to total assets was 0.16% as of June 30, 2022, compared to 0.13% at March 31, 2022. Non-performing assets totaled $79.2 million at June 30, 2022, compared to $63.5 million at March 31, 2022. Non-performing loans totaled $72.4 million, or 0.20% of total loans, at June 30, 2022 compared to $57.3 million, or 0.16% of total loans, at March 31, 2022. Other real estate owned (“OREO”) totaled $6.8 million at June 30, 2022, an increase of $0.6 million compared to $6.2 million at March 31, 2022. Management is pursuing the resolution of all non-performing assets. At this time, management believes OREO is appropriately valued at the lower of carrying value or fair value less estimated costs to sell. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Wealth management revenue remained relatively unchanged at $31.4 million for both the second quarter of 2022 and first quarter of 2022. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue decreased by $43.9 million in the second quarter of 2022 as compared to the first quarter of 2022. The Company recorded a net benefit of $445,000 related to essentially offsetting changes in the value of two mortgage assets in the second quarter of 2022. This consisted of a $9.1 million increase in the value of mortgage servicing rights related to changes in fair value model assumptions and a negative $8.7 million valuation related adjustment on the Company’s portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which are held at fair value. Whereas, the change in value recorded in the first quarter of 2022 related to these two mortgage assets was a $43.4 million increase in value. Production revenue increased by $2.9 million in the second quarter of 2022 as compared to the first quarter of 2022 as production margin rebounded, increasing to 2.21% in the second quarter of 2022 as compared to 1.67% in the first quarter of 2022. Loans originated for sale were $821 million in the second quarter of 2022, a decrease of $75 million as compared to the first quarter of 2022. The percentage of origination volume from refinancing activities was 22% in the second quarter of 2022 as compared to 47% in the first quarter of 2022. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

During the second quarter of 2022, the fair value of the mortgage servicing rights portfolio increased primarily due to the capitalization of $11.2 million and fair value adjustment increase of $9.1 million. These increases were partially offset by a reduction in value of $6.8 million due to payoffs and paydowns of the existing portfolio.

The Company recorded $1.1 million of fees from covered call options in the second quarter of 2022 as compared to $3.7 million in the first quarter of 2022. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance.

Trading gains totaled $176,000 in the second quarter of 2022 as compared to a gain of $3.9 million recognized in the first quarter of 2022. Trading gains in the first quarter of 2022 related primarily to a favorable market value adjustment on an interest rate cap derivative which was held as an economic hedge for potentially rising interest rates.

The Company recognized net losses on investment securities of $7.8 million in the second quarter of 2022 as compared to net losses of $2.8 million recognized in the first quarter of 2022.

Other non-interest income decreased $4.6 million in the second quarter of 2022 as compared to the first quarter of 2022 primarily due to $2.5 million of losses relating to the sale of a property no longer considered for future expansion and the anticipated sale of a former data processing facility. Other declines in the second quarter of 2022 as compared to the first quarter of 2022 include lower interest rate swap fees, market losses on BOLI investments related to non-qualified deferred compensation accounts recorded in BOLI income and less partnership investment income.

For more information regarding non-interest income, see Tables 15 and 16 in this report.

NON-INTEREST EXPENSE

Salaries and employee benefits expense decreased by $5.0 million in the second quarter of 2022 as compared to the first quarter of 2022. The $5.0 million decrease is primarily related to decreased incentive compensation expense.

Advertising and marketing expenses in the second quarter of 2022 increased by $4.7 million as compared to the first quarter of 2022 primarily related to seasonal media advertising and sponsorship costs. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities and the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

Miscellaneous expense in the second quarter of 2022 increased by $5.2 million as compared to the first quarter of 2022. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors fees, telephone, postage, corporate insurance, dues and subscriptions, problem loan expenses and other miscellaneous operational losses and costs.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $37.1 million in the second quarter of 2022 compared to $46.3 million in the first quarter of 2022. The effective tax rates were 28.21% in the second quarter of 2022 compared to 26.65% in the first quarter of 2022. The effective tax rates were partially impacted by tax effects related to share-based compensation, which fluctuate based on the Company’s stock price and timing of employee stock option exercises and vesting of other share-based awards. The Company recorded excess tax benefits of $81,000 in the second quarter of 2022, compared to excess tax benefits of $2.2 million in the first quarter of 2022 related to share-based compensation.

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the second quarter of 2022, this unit expanded its loan portfolio. The segment’s net interest income increased in the second quarter of 2022 as compared to the first quarter of 2022 due to loan growth and an increased net interest margin.

Mortgage banking revenue was $33.3 million for the second quarter of 2022, a decrease of $43.9 million as compared to the first quarter of 2022. Service charges on deposit accounts totaled $15.9 million in the second quarter of 2022, an increase of $605,000 as compared to the first quarter of 2022 primarily due to higher fees associated with commercial account activity. The Company’s gross commercial and commercial real estate loan pipelines remained robust as of June 30, 2022 indicating momentum for continued loan growth in the third quarter of 2022.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolio were $3.9 billion during the second quarter of 2022 and average balances increased by $531.9 million as compared to the first quarter of 2022. The Company’s leasing portfolio balance increased in the second quarter of 2022, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $2.6 billion as of June 30, 2022 as compared to $2.4 billion as of March 31, 2022. Revenues from the Company’s out-sourced administrative services business were $1.6 million in the second quarter of 2022, a decrease of $262,000 from the first quarter of 2022.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue totaled $31.4 million in the second quarter of 2022, relatively unchanged compared to the first quarter of 2022. At June 30, 2022, the Company’s wealth management subsidiaries had approximately $32.9 billion of assets under administration, which included $6.8 billion of assets owned by the Company and its subsidiary banks, representing a $2.9 billion decrease from the $35.8 billion of assets under administration at March 31, 2022. The decrease in assets under administration experienced in the second quarter of 2022 as compared to the first quarter of 2022 is primarily due to reduced equity and fixed income asset values.

ITEMS IMPACTING COMPARATIVE FINANCIAL RESULTS

Common Stock Offering

In June 2022, the Company sold through a public offering a total of 3,450,000 shares of its common stock. Net proceeds to the Company totaled approximately $285.7 million, net of estimated issuance costs.

Insurance Agency Loan Portfolio

On November 15, 2021, the Company completed its acquisition of certain assets from The Allstate Corporation (“Allstate”). Through this business combination, the Company acquired approximately $581.6 million of loans, net of allowance for credit losses measured on the acquisition date. The loan portfolio was comprised of approximately 1,800 loans to Allstate agents nationally. In addition to acquiring the loans, the Company became the national preferred provider of loans to Allstate agents. In connection with the loan acquisition, a team of Allstate agency lending specialists joined the Company, to augment and expand Wintrust’s existing insurance agency finance business. As the transaction was determined to be a business combination, the Company recorded goodwill of approximately $9.3 million on the purchase.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the second quarter of 2022, as compared to the first quarter of 2022 (sequential quarter) and second quarter of 2021 (linked quarter), are shown in the table below:

				% or(1) basis point (bp) change from 1st Quarter 2022		% or basis point (bp) change from 2nd Quarter 2021
	Three Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021
Net income	$94,513	$127,391	$105,109	(26)%		(10)%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	152,078	177,786	128,851	(14)		18
Net income per common share – diluted	1.49	2.07	1.70	(28)		(12)
Cash dividends declared per common share	0.34	0.34	0.31	—		10
Net revenue (3)	440,746	462,084	408,963	(5)		8
Net interest income	337,804	299,294	279,590	13		21
Net interest margin	2.92%	2.60%	2.62%	32	bps	30	bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	2.93	2.61	2.63	32		30
Net overhead ratio (4)	1.51	1.00	1.32	51		19
Return on average assets	0.77	1.04	0.92	(27)		(15)
Return on average common equity	8.53	11.94	10.24	(341)		(171)
Return on average tangible common equity (non-GAAP) (2)	10.36	14.48	12.62	(412)		(226)
At end of period
Total assets	$50,969,332	$50,250,661	$46,738,450	6%		9%
Total loans (5)	37,053,103	35,280,547	32,911,187	20		13
Total deposits	42,593,326	42,219,322	38,804,616	4		10
Total shareholders’ equity	4,727,623	4,492,256	4,339,011	21		9
(1)Period-end balance sheet percentage changes are annualized.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Selected Financial Condition Data (at end of period):
Total assets	$50,969,332	$50,250,661	$50,142,143	$47,832,271	$46,738,450
Total loans (1)	37,053,103	35,280,547	34,789,104	33,264,043	32,911,187
Total deposits	42,593,326	42,219,322	42,095,585	39,952,558	38,804,616
Total shareholders’ equity	4,727,623	4,492,256	4,498,688	4,410,317	4,339,011
Selected Statements of Income Data:
Net interest income	$337,804	$299,294	$295,976	$287,496	$279,590	$637,098	$541,485
Net revenue (2)	440,746	462,084	429,743	423,970	408,963	902,830	857,364
Net income	94,513	127,391	98,757	109,137	105,109	221,904	258,257
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	152,078	177,786	146,344	141,826	128,851	329,864	290,363
Net income per common share – Basic	1.51	2.11	1.61	1.79	1.72	3.61	4.29
Net income per common share – Diluted	1.49	2.07	1.58	1.77	1.70	3.56	4.24
Cash dividends declared per common share	0.34	0.34	0.31	0.31	0.31	0.68	0.62
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	2.92%	2.60%	2.54%	2.58%	2.62%	2.76%	2.58%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	2.93	2.61	2.55	2.59	2.63	2.77	2.59
Non-interest income to average assets	0.84	1.33	1.08	1.15	1.13	1.08	1.40
Non-interest expense to average assets	2.35	2.33	2.29	2.37	2.45	2.34	2.51
Net overhead ratio (4)	1.51	1.00	1.21	1.22	1.32	1.25	1.11
Return on average assets	0.77	1.04	0.80	0.92	0.92	0.91	1.15
Return on average common equity	8.53	11.94	9.05	10.31	10.24	10.22	12.97
Return on average tangible common equity (non-GAAP) (3)	10.36	14.48	11.04	12.62	12.62	12.40	15.99
Average total assets	$49,353,426	$49,501,844	$49,118,777	$47,192,510	$45,946,751	$49,427,225	$45,470,389
Average total shareholders’ equity	4,526,110	4,500,460	4,433,953	4,343,915	4,256,778	4,513,356	4,211,088
Average loans to average deposits ratio	86.8%	83.8%	81.7%	83.8%	86.7%	85.3%	86.9%
Period-end loans to deposits ratio	87.0	83.6	82.6	83.3	84.8
Common Share Data at end of period:
Market price per common share	$80.15	$92.93	$90.82	$80.37	$75.63
Book value per common share	71.06	71.26	71.62	70.19	68.81
Tangible book value per common share (non-GAAP) (3)	59.87	59.34	59.64	58.32	56.92
Common shares outstanding	60,721,889	57,253,214	57,054,091	56,956,026	57,066,677
Other Data at end of period:
Tier 1 leverage ratio (5)	8.8%	8.1%	8.0%	8.1%	8.2%
Risk-based capital ratios:
Tier 1 capital ratio (5)	9.9	9.6	9.6	9.9	10.1
Common equity tier 1 capital ratio (5)	9.0	8.6	8.6	8.9	9.0
Total capital ratio (5)	11.8	11.6	11.6	12.1	12.4
Allowance for credit losses (6)	$312,192	$301,327	$299,731	$296,138	$304,121
Allowance for loan and unfunded lending-related commitment losses to total loans	0.84%	0.85%	0.86%	0.89%	0.92%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	173	174	173	172	172
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income and non-interest income.
(3)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2022	2022	2021	2021	2021
Assets
Cash and due from banks	$498,891	$462,516	$411,150	$462,244	$434,957
Federal funds sold and securities purchased under resale agreements	475,056	700,056	700,055	55	52
Interest-bearing deposits with banks	3,266,541	4,013,597	5,372,603	5,232,315	4,707,415
Available-for-sale securities, at fair value	2,970,121	2,998,898	2,327,793	2,373,478	2,188,608
Held-to-maturity securities, at amortized cost	3,413,469	3,435,729	2,942,285	2,736,722	2,498,232
Trading account securities	1,010	852	1,061	1,103	2,667
Equity securities with readily determinable fair value	93,295	92,689	90,511	88,193	86,316
Federal Home Loan Bank and Federal Reserve Bank stock	136,138	136,163	135,378	135,408	136,625
Brokerage customer receivables	21,527	22,888	26,068	26,378	23,093
Mortgage loans held-for-sale	513,232	606,545	817,912	925,312	984,994
Loans, net of unearned income	37,053,103	35,280,547	34,789,104	33,264,043	32,911,187
Allowance for loan losses	(251,769)	(250,539)	(247,835)	(248,612)	(261,089)
Net loans	36,801,334	35,030,008	34,541,269	33,015,431	32,650,098
Premises, software and equipment, net	762,381	761,213	766,405	748,872	752,375
Lease investments, net	223,813	240,656	242,082	243,933	219,023
Accrued interest receivable and other assets	1,112,697	1,066,750	1,084,115	1,166,917	1,185,811
Trade date securities receivable	—	—	—	—	189,851
Goodwill	654,709	655,402	655,149	645,792	646,336
Other acquisition-related intangible assets	25,118	26,699	28,307	30,118	31,997
Total assets	$50,969,332	$50,250,661	$50,142,143	$47,832,271	$46,738,450
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$13,855,844	$13,748,918	$14,179,980	$13,255,417	$12,796,110
Interest-bearing	28,737,482	28,470,404	27,915,605	26,697,141	26,008,506
Total deposits	42,593,326	42,219,322	42,095,585	39,952,558	38,804,616
Federal Home Loan Bank advances	1,166,071	1,241,071	1,241,071	1,241,071	1,241,071
Other borrowings	482,787	482,516	494,136	504,527	518,493
Subordinated notes	437,162	437,033	436,938	436,811	436,719
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	437	—	1,348	—
Accrued interest payable and other liabilities	1,308,797	1,124,460	1,122,159	1,032,073	1,144,974
Total liabilities	46,241,709	45,758,405	45,643,455	43,421,954	42,399,439
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	60,722	59,091	58,892	58,794	58,770
Surplus	1,880,913	1,698,093	1,685,572	1,674,062	1,669,002
Treasury stock	—	(109,903)	(109,903)	(109,903)	(100,363)
Retained earnings	2,616,525	2,548,474	2,447,535	2,373,447	2,288,969
Accumulated other comprehensive (loss) income	(243,037)	(115,999)	4,092	1,417	10,133
Total shareholders’ equity	4,727,623	4,492,256	4,498,688	4,410,317	4,339,011
Total liabilities and shareholders’ equity	$50,969,332	$50,250,661	$50,142,143	$47,832,271	$46,738,450

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Six Months Ended
(In thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Interest income
Interest and fees on loans	$320,501	$285,698	$289,140	$285,587	$284,701	$606,199	$558,801
Mortgage loans held-for-sale	5,740	6,087	7,234	7,716	8,183	11,827	17,219
Interest-bearing deposits with banks	5,790	1,687	2,254	2,000	1,153	7,477	2,352
Federal funds sold and securities purchased under resale agreements	1,364	431	173	—	—	1,795	—
Investment securities	36,541	32,398	27,210	25,189	23,623	68,939	42,887
Trading account securities	4	5	4	3	1	9	3
Federal Home Loan Bank and Federal Reserve Bank stock	1,823	1,772	1,776	1,777	1,769	3,595	3,514
Brokerage customer receivables	205	174	188	185	149	379	272
Total interest income	371,968	328,252	327,979	322,457	319,579	700,220	625,048
Interest expense
Interest on deposits	18,985	14,854	16,572	19,305	24,298	33,839	52,242
Interest on Federal Home Loan Bank advances	4,878	4,816	4,923	4,931	4,887	9,694	9,727
Interest on other borrowings	2,734	2,239	2,250	2,501	2,568	4,973	5,177
Interest on subordinated notes	5,517	5,482	5,514	5,480	5,512	10,999	10,989
Interest on junior subordinated debentures	2,050	1,567	2,744	2,744	2,724	3,617	5,428
Total interest expense	34,164	28,958	32,003	34,961	39,989	63,122	83,563
Net interest income	337,804	299,294	295,976	287,496	279,590	637,098	541,485
Provision for credit losses	20,417	4,106	9,299	(7,916)	(15,299)	24,523	(60,646)
Net interest income after provision for credit losses	317,387	295,188	286,677	295,412	294,889	612,575	602,131
Non-interest income
Wealth management	31,369	31,394	32,489	31,531	30,690	62,763	59,999
Mortgage banking	33,314	77,231	53,138	55,794	50,584	110,545	164,078
Service charges on deposit accounts	15,888	15,283	14,734	14,149	13,249	31,171	25,285
(Losses) gains on investment securities, net	(7,797)	(2,782)	(1,067)	(2,431)	1,285	(10,579)	2,439
Fees from covered call options	1,069	3,742	1,128	1,157	1,388	4,811	1,388
Trading gains (losses), net	176	3,889	206	58	(438)	4,065	(19)
Operating lease income, net	15,007	15,475	14,204	12,807	12,240	30,482	26,680
Other	13,916	18,558	18,935	23,409	20,375	32,474	36,029
Total non-interest income	102,942	162,790	133,767	136,474	129,373	265,732	315,879
Non-interest expense
Salaries and employee benefits	167,326	172,355	167,131	170,912	172,817	339,681	353,626
Software and equipment	24,250	22,810	23,708	22,029	20,866	47,060	41,778
Operating lease equipment depreciation	8,774	9,708	10,147	10,013	9,949	18,482	20,720
Occupancy, net	17,651	17,824	18,343	18,158	17,687	35,475	37,683
Data processing	8,010	7,505	7,207	7,104	6,920	15,515	12,968
Advertising and marketing	16,615	11,924	13,981	13,443	11,305	28,539	19,851
Professional fees	7,876	8,401	7,551	7,052	7,304	16,277	14,891
Amortization of other acquisition-related intangible assets	1,579	1,609	1,811	1,877	2,039	3,188	4,046
FDIC insurance	6,949	7,729	7,317	6,750	6,405	14,678	12,963
OREO expense, net	294	(1,032)	(641)	(1,531)	769	(738)	518
Other	29,344	25,465	26,844	26,337	24,051	54,809	47,957
Total non-interest expense	288,668	284,298	283,399	282,144	280,112	572,966	567,001
Income before taxes	131,661	173,680	137,045	149,742	144,150	305,341	351,009
Income tax expense	37,148	46,289	38,288	40,605	39,041	83,437	92,752
Net income	$94,513	$127,391	$98,757	$109,137	$105,109	$221,904	$258,257
Preferred stock dividends	6,991	6,991	6,991	6,991	6,991	13,982	13,982
Net income applicable to common shares	$87,522	$120,400	$91,766	$102,146	$98,118	$207,922	$244,275
Net income per common share - Basic	$1.51	$2.11	$1.61	$1.79	$1.72	$3.61	$4.29
Net income per common share - Diluted	$1.49	$2.07	$1.58	$1.77	$1.70	$3.56	$4.24
Cash dividends declared per common share	$0.34	$0.34	$0.31	$0.31	$0.31	$0.68	$0.62
Weighted average common shares outstanding	58,063	57,196	57,022	57,000	57,049	57,632	56,977
Dilutive potential common shares	775	862	976	753	726	823	691
Average common shares and dilutive common shares	58,838	58,058	57,998	57,753	57,775	58,455	57,668

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (2)
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Dec 31, 2021 (1)	Jun 30, 2021
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$294,688	$296,548	$473,102	$570,663	$633,006	(76)%	(53)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	218,544	309,997	344,810	354,649	351,988	(74)	(38)
Total mortgage loans held-for-sale	$513,232	$606,545	$817,912	$925,312	$984,994	(75)%	(48)%

Core loans:
Commercial
Commercial and industrial	$5,502,584	$5,348,266	$5,346,084	$4,953,769	$4,650,607	6%	18%
Asset-based lending	1,552,033	1,365,297	1,299,869	1,066,376	892,109	39	74
Municipal	535,586	533,357	536,498	524,192	511,094	0	5
Leases	1,592,329	1,481,368	1,454,099	1,365,281	1,357,036	19	17
Commercial real estate
Residential construction	55,941	57,037	51,464	49,754	55,735	18	0
Commercial construction	1,145,602	1,055,972	1,034,988	1,038,034	1,090,447	22	5
Land	304,775	283,397	269,752	255,927	239,067	26	27
Office	1,321,745	1,273,705	1,285,686	1,269,746	1,220,658	6	8
Industrial	1,746,280	1,668,516	1,585,808	1,490,358	1,434,377	20	22
Retail	1,331,059	1,395,021	1,429,567	1,462,101	1,455,638	(14)	(9)
Multi-family	2,171,583	2,175,875	2,043,754	2,038,526	1,984,582	13	9
Mixed use and other	1,330,220	1,325,551	1,289,267	1,281,268	1,197,865	6	11
Home equity	325,826	321,435	335,155	347,662	369,806	(6)	(12)
Residential real estate
Residential real estate loans for investment	1,965,051	1,749,889	1,606,271	1,520,750	1,479,507	45	33
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	34,764	13,520	22,707	18,847	44,333	NM	(22)
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	79,092	36,576	8,121	8,139	6,445	NM	NM
Total core loans	$20,994,470	$20,084,782	$19,599,090	$18,690,730	$17,989,306	14%	17%

Niche loans:
Commercial
Franchise	$1,136,929	$1,181,761	$1,227,234	$1,176,569	$1,060,468	(15)%	7%
Mortgage warehouse lines of credit	398,085	261,847	359,818	468,162	529,867	21	(25)
Community Advantage - homeowners association	341,095	324,383	308,286	291,153	287,689	21	19
Insurance agency lending	906,375	833,720	813,897	260,482	273,999	23	NM
Premium Finance receivables
U.S. property & casualty insurance	4,781,042	4,271,828	4,178,474	3,921,289	3,805,504	29	26
Canada property & casualty insurance	760,405	665,580	677,013	695,688	716,367	25	6
Life insurance	7,608,433	7,354,163	7,042,810	6,655,453	6,359,556	16	20
Consumer and other	44,180	48,519	24,199	22,529	9,024	NM	NM
Total niche loans	$15,976,544	$14,941,801	$14,631,731	$13,491,325	$13,042,474	19%	22%

Commercial PPP loans:
Originated in 2020	$18,547	$40,016	$74,412	$172,849	$656,502	NM	(97)%
Originated in 2021	63,542	213,948	483,871	909,139	1,222,905	NM	(95)
Total commercial PPP loans	$82,089	$253,964	$558,283	$1,081,988	$1,879,407	NM	(96)%

Total loans, net of unearned income	$37,053,103	$35,280,547	$34,789,104	$33,264,043	$32,911,187	13%	13%
(1)Annualized.
(2)NM - Not meaningful.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2022 (1)	Jun 30, 2021
Balance:
Non-interest-bearing	$13,855,844	$13,748,918	$14,179,980	$13,255,417	$12,796,110	3%	8%
NOW and interest-bearing demand deposits	5,918,908	5,089,724	4,646,944	4,255,940	3,933,167	65	50
Wealth management deposits (2)	3,182,407	2,542,995	2,612,759	2,300,818	2,150,851	101	48
Money market	12,273,350	13,012,460	12,840,432	12,148,541	11,784,213	(23)	4
Savings	3,686,596	4,089,230	3,846,681	3,861,296	3,776,400	(39)	(2)
Time certificates of deposit	3,676,221	3,735,995	3,968,789	4,130,546	4,363,875	(6)	(16)
Total deposits	$42,593,326	$42,219,322	$42,095,585	$39,952,558	$38,804,616	4%	10%
Mix:
Non-interest-bearing	33%	32%	34%	33%	33%
NOW and interest-bearing demand deposits	13	12	11	11	10
Wealth management deposits (2)	7	6	6	6	5
Money market	29	31	31	30	30
Savings	9	10	9	10	10
Time certificates of deposit	9	9	9	10	12
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of June 30, 2022

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (1)
1-3 months	$806,666	0.36%
4-6 months	714,444	0.39
7-9 months	600,188	0.39
10-12 months	600,812	0.48
13-18 months	562,331	0.66
19-24 months	241,172	0.45
24+ months	150,608	1.03
Total	$3,676,221	0.47%
(1)Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

`TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2022	2022	2021	2021	2021
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,265,607	$4,563,726	$6,148,165	$5,112,720	$3,844,355
Investment securities (2)	6,589,947	6,378,022	5,317,351	5,065,593	4,771,403
FHLB and FRB stock	136,930	135,912	135,414	136,001	136,324
Liquidity management assets (3)	9,992,484	11,077,660	11,600,930	10,314,314	8,752,082
Other earning assets (3)(4)	24,059	25,192	28,298	28,238	23,354
Mortgage loans held-for-sale	560,707	664,019	827,672	871,824	991,011
Loans, net of unearned income (3)(5)	35,860,329	34,830,520	33,677,777	32,985,445	33,085,174
Total earning assets (3)	46,437,579	46,597,391	46,134,677	44,199,821	42,851,621
Allowance for loan and investment security losses	(260,547)	(253,080)	(254,874)	(269,963)	(285,686)
Cash and due from banks	476,741	481,634	468,331	425,000	470,566
Other assets	2,699,653	2,675,899	2,770,643	2,837,652	2,910,250
Total assets	$49,353,426	$49,501,844	$49,118,777	$47,192,510	$45,946,751

NOW and interest-bearing demand deposits	$5,230,702	$4,788,272	$4,439,242	$4,147,436	$3,829,023
Wealth management deposits	2,835,267	2,505,800	2,646,879	2,353,721	2,226,612
Money market accounts	11,892,948	12,773,805	12,665,167	11,956,346	11,487,954
Savings accounts	3,882,856	3,904,299	3,766,037	3,851,523	3,728,271
Time deposits	3,687,778	3,861,371	4,058,282	4,236,317	4,632,796
Interest-bearing deposits	27,529,551	27,833,547	27,575,607	26,545,343	25,904,656
Federal Home Loan Bank advances	1,197,390	1,241,071	1,241,073	1,241,073	1,235,142
Other borrowings	489,779	494,267	501,933	512,785	525,924
Subordinated notes	437,084	436,966	436,861	436,746	436,644
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	29,907,370	30,259,417	30,009,040	28,989,513	28,355,932
Non-interest-bearing deposits	13,805,128	13,734,064	13,640,270	12,834,084	12,246,274
Other liabilities	1,114,818	1,007,903	1,035,514	1,024,998	1,087,767
Equity	4,526,110	4,500,460	4,433,953	4,343,915	4,256,778
Total liabilities and shareholders’ equity	$49,353,426	$49,501,844	$49,118,777	$47,192,510	$45,946,751

Net free funds/contribution (6)	$16,530,209	$16,337,974	$16,125,637	$15,210,308	$14,495,689
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2022	2022	2021	2021	2021
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$7,154	$2,118	$2,427	$2,000	$1,153
Investment securities	37,013	32,863	27,696	25,681	24,117
FHLB and FRB stock	1,823	1,772	1,776	1,777	1,769
Liquidity management assets (1)	45,990	36,753	31,899	29,458	27,039
Other earning assets (1)	210	181	194	188	150
Mortgage loans held-for-sale	5,740	6,087	7,234	7,716	8,183
Loans, net of unearned income (1)	321,069	286,125	289,557	285,998	285,116
Total interest income	$373,009	$329,146	$328,884	$323,360	$320,488

Interest expense:
NOW and interest-bearing demand deposits	$2,553	$1,990	$1,913	$1,916	$1,886
Wealth management deposits	3,685	918	1,402	1,176	958
Money market accounts	8,559	7,648	7,658	7,905	8,373
Savings accounts	347	336	345	406	402
Time deposits	3,841	3,962	5,254	7,902	12,679
Interest-bearing deposits	18,985	14,854	16,572	19,305	24,298
Federal Home Loan Bank advances	4,878	4,816	4,923	4,931	4,887
Other borrowings	2,734	2,239	2,250	2,501	2,568
Subordinated notes	5,517	5,482	5,514	5,480	5,512
Junior subordinated debentures	2,050	1,567	2,744	2,744	2,724
Total interest expense	$34,164	$28,958	$32,003	$34,961	$39,989

Less: Fully taxable-equivalent adjustment	(1,041)	(894)	(905)	(903)	(909)
Net interest income (GAAP) (2)	337,804	299,294	295,976	287,496	279,590
Fully taxable-equivalent adjustment	1,041	894	905	903	909
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$338,845	$300,188	$296,881	$288,399	$280,499
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	0.88%	0.19%	0.16%	0.16%	0.12%
Investment securities	2.25	2.09	2.07	2.01	2.03
FHLB and FRB stock	5.34	5.29	5.20	5.18	5.20
Liquidity management assets	1.85	1.35	1.09	1.13	1.24
Other earning assets	3.49	2.91	2.71	2.64	2.59
Mortgage loans held-for-sale	4.11	3.72	3.47	3.51	3.31
Loans, net of unearned income	3.59	3.33	3.41	3.44	3.46
Total earning assets	3.22%	2.86%	2.83%	2.90%	3.00%

Rate paid on:
NOW and interest-bearing demand deposits	0.20%	0.17%	0.17%	0.18%	0.20%
Wealth management deposits	0.52	0.15	0.21	0.20	0.17
Money market accounts	0.29	0.24	0.24	0.26	0.29
Savings accounts	0.04	0.03	0.04	0.04	0.04
Time deposits	0.42	0.42	0.51	0.74	1.10
Interest-bearing deposits	0.28	0.22	0.24	0.29	0.38
Federal Home Loan Bank advances	1.63	1.57	1.57	1.58	1.59
Other borrowings	2.24	1.84	1.78	1.94	1.96
Subordinated notes	5.05	5.02	5.05	5.02	5.05
Junior subordinated debentures	3.20	2.47	4.23	4.23	4.25
Total interest-bearing liabilities	0.46%	0.39%	0.42%	0.48%	0.56%

Interest rate spread (1)(2)	2.76%	2.47%	2.41%	2.42%	2.44%
Less: Fully taxable-equivalent adjustment	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Net free funds/contribution (3)	0.17	0.14	0.14	0.17	0.19
Net interest margin (GAAP) (2)	2.92%	2.60%	2.54%	2.58%	2.62%
Fully taxable-equivalent adjustment	0.01	0.01	0.01	0.01	0.01
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	2.93%	2.61%	2.55%	2.59%	2.63%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for six months ended,		Interest for six months ended,		Yield/Rate for six months ended,
(Dollars in thousands)	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,911,080	$4,036,553	$9,272	$2,352	0.48%	0.12%
Investment securities (2)	6,484,570	4,360,323	69,876	43,881	2.17	2.03
FHLB and FRB stock	136,424	136,043	3,595	3,514	5.31	5.21
Liquidity management assets (3)(4)	$10,532,074	$8,532,919	$82,743	$49,747	1.58%	1.18%
Other earning assets (3)(4)(5)	24,622	21,870	391	275	3.20	2.55
Mortgage loans held-for-sale	612,078	1,070,985	11,827	17,219	3.90	3.24
Loans, net of unearned income (3)(4)(6)	35,348,269	32,765,825	607,194	559,600	3.46	3.44
Total earning assets (4)	$46,517,043	$42,391,599	$702,155	$626,841	3.04%	2.98%
Allowance for loan and investment security losses	(256,834)	(306,268)
Cash and due from banks	479,174	418,777
Other assets	2,687,842	2,966,281
Total assets	$49,427,225	$45,470,389

NOW and interest-bearing demand deposits	$5,010,709	$3,761,614	$4,543	$3,909	0.18%	0.21%
Wealth management deposits	2,671,444	2,220,223	4,603	1,957	0.35	0.18
Money market accounts	12,330,943	11,284,383	16,207	16,468	0.27	0.29
Savings accounts	3,893,519	3,658,307	683	832	0.04	0.05
Time deposits	3,774,095	4,753,424	7,803	29,076	0.42	1.23
Interest-bearing deposits	$27,680,710	$25,677,951	$33,839	$52,242	0.25%	0.41%
Federal Home Loan Bank advances	1,219,110	1,231,806	9,694	9,727	1.60	1.59
Other borrowings	492,011	522,078	4,973	5,177	2.04	2.00
Subordinated notes	437,025	436,588	10,999	10,989	5.03	5.03
Junior subordinated debentures	253,566	253,566	3,617	5,428	2.84	4.26
Total interest-bearing liabilities	$30,082,422	$28,121,989	$63,122	$83,563	0.42%	0.60%
Non-interest-bearing deposits	13,769,792	12,029,936
Other liabilities	1,061,655	1,107,376
Equity	4,513,356	4,211,088
Total liabilities and shareholders’ equity	$49,427,225	$45,470,389
Interest rate spread (4)(7)					2.62%	2.38%
Less: Fully taxable-equivalent adjustment			(1,935)	(1,793)	(0.01)	(0.01)
Net free funds/contribution (8)	$16,434,621	$14,269,610			0.15	0.21
Net interest income/margin (GAAP) (4)			$637,098	$541,485	2.76%	2.58%
Fully taxable-equivalent adjustment			1,935	1,793	0.01	0.01
Net interest income/margin, fully taxable-equivalent (non-GAAP) (4)			$639,033	$543,278	2.77%	2.59%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(4)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(8)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
Jun 30, 2022	17.0%	9.0%	(12.6)%
Mar 31, 2022	21.4	11.0	(11.3)
Dec 31, 2021	25.3	12.4	(8.5)
Sep 30, 2021	24.3	11.5	(7.8)
Jun 30, 2021	24.6	11.7	(6.9)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
Jun 30, 2022	10.2%	5.3%	(6.9)%
Mar 31, 2022	11.2	5.8	(7.1)
Dec 31, 2021	13.9	6.9	(5.6)
Sep 30, 2021	10.8	5.4	(3.8)
Jun 30, 2021	11.4	5.8	(3.3)

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or maturity period
As of June 30, 2022	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$464,118	$2,246,393	$1,395,019	$12,365	$4,117,895
Fixed rate - PPP	9,032	73,057	—	—	82,089
Variable rate	7,843,285	3,783	53	—	7,847,121
Total commercial	$8,316,435	$2,323,233	$1,395,072	$12,365	$12,047,105
Commercial real estate
Fixed rate	425,615	2,542,948	599,290	40,377	3,608,230
Variable rate	5,780,969	18,006	—	—	5,798,975
Total commercial real estate	$6,206,584	$2,560,954	$599,290	$40,377	$9,407,205
Home equity
Fixed rate	12,945	3,571	2,124	39	18,679
Variable rate	307,147	—	—	—	307,147
Total home equity	$320,092	$3,571	$2,124	$39	$325,826
Residential real estate
Fixed rate	15,003	4,731	31,471	984,504	1,035,709
Variable rate	62,764	206,163	774,271	—	1,043,198
Total residential real estate	$77,767	$210,894	$805,742	$984,504	$2,078,907
Premium finance receivables - property & casualty
Fixed rate	5,380,040	161,407	—	—	5,541,447
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$5,380,040	$161,407	$—	$—	$5,541,447
Premium finance receivables - life insurance
Fixed rate	16,346	497,654	21,784	—	535,784
Variable rate	7,072,649	—	—	—	7,072,649
Total premium finance receivables - life insurance	$7,088,995	$497,654	$21,784	$—	$7,608,433
Consumer and other
Fixed rate	10,538	5,276	97	490	16,401
Variable rate	27,779	—	—	—	27,779
Total consumer and other	$38,317	$5,276	$97	$490	$44,180

Total per category
Fixed rate	6,324,605	5,461,980	2,049,785	1,037,775	14,874,145
Fixed rate - PPP	9,032	73,057	—	—	82,089
Variable rate	21,094,593	227,952	774,324	—	22,096,869
Total loans, net of unearned income	$27,428,230	$5,762,989	$2,824,109	$1,037,775	$37,053,103

Variable Rate Loan Pricing by Index:
Prime					$3,699,801
One- month LIBOR					6,534,892
Three- month LIBOR					237,028
Twelve- month LIBOR					6,747,889
U.S. Treasury tenors					130,698
SOFR tenors					3,586,073
Ameribor tenors					332,768
BSBY tenors					29,945
Other					797,775
Total variable rate					$22,096,869
LIBOR - London Interbank Offered Rate.
SOFR - Secured Overnight Financing Rate.
Ameribor - American Interbank Offered Rate.
BSBY - Bloomberg Short Term Bank Yield Index.

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR
PRIME
4.00
3.80
3.60
3.40
3.20
3.00
2.80
2.60
2.40
2.20
2.00
1.80
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
6/30/21
7/31/21
8/31/21
9/30/21
10/31/21
11/30/21
12/31/21
1/31/22
2/28/22
3/31/22
4/30/22
5/31/22
6/30/22

	6/30/2021	7/31/2021	8/31/2021	9/30/2021	10/31/2021	11/30/2021	12/31/2021	1/31/2022	2/28/2022	3/31/2022	4/30/2022	5/31/2022	6/30/2022
1M Libor	0.10	0.09	0.08	0.08	0.09	0.09	0.10	0.11	0.24	0.45	0.80	1.12	1.79
3M Libor	0.15	0.12	0.12	0.13	0.13	0.17	0.21	0.31	0.50	0.96	1.33	1.61	2.29
12M Libor	0.25	0.24	0.23	0.24	0.36	0.38	0.58	0.96	1.29	2.10	2.63	2.74	3.62
Prime	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.50	3.50	4.00	4.75

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same changes as the Prime rate which has historically moved when the Federal Reserve raises or lowers interest rates.  Specifically, the Company has $6.5 billion of variable rate loans tied to one-month LIBOR and $6.7 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows:

	Basis Point (bp) Change in
	Prime		1-month LIBOR		12-month LIBOR
Second Quarter 2022	125	bps	134	bps	152	bps
First Quarter 2022	25		35		152
Fourth Quarter 2021	0		2		34
Third Quarter 2021	0		-2		-1
Second Quarter 2021	0		-1		-3

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
Allowance for credit losses at beginning of period	$301,327	$299,731	$296,138	$304,121	$321,308	$299,731	$379,969
Provision for credit losses	20,417	4,106	9,299	(7,916)	(15,299)	24,523	(60,646)
Initial allowance for credit losses recognized on PCD assets acquired during the period (1)	—	—	470	—	—	—	—
Other adjustments	(56)	22	5	(65)	34	(34)	65
Charge-offs:
Commercial	8,928	1,414	4,431	1,352	3,237	10,342	15,018
Commercial real estate	40	777	495	406	1,412	817	2,392
Home equity	192	197	135	59	142	389	142
Residential real estate	—	466	1,067	10	3	466	5
Premium finance receivables	2,903	1,678	2,314	1,390	2,077	4,581	5,316
Consumer and other	253	193	157	112	104	446	218
Total charge-offs	12,316	4,725	8,599	3,329	6,975	17,041	23,091
Recoveries:
Commercial	996	538	389	816	902	1,534	1,354
Commercial real estate	553	32	217	373	514	585	714
Home equity	123	93	461	313	328	216	429
Residential real estate	6	5	85	5	36	11	240
Premium finance receivables	1,119	1,476	1,240	1,728	3,239	2,595	5,021
Consumer and other	23	49	26	92	34	72	66
Total recoveries	2,820	2,193	2,418	3,327	5,053	5,013	7,824
Net charge-offs	(9,496)	(2,532)	(6,181)	(2)	(1,922)	(12,028)	(15,267)
Allowance for credit losses at period end	$312,192	$301,327	$299,731	$296,138	$304,121	$312,192	$304,121

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.27%	0.03%	0.14%	0.02%	0.08%	0.15%	0.22%
Commercial real estate	(0.02)	0.03	0.01	0.00	0.04	0.01	0.04
Home equity	0.09	0.13	(0.38)	(0.28)	(0.20)	0.11	(0.15)
Residential real estate	0.00	0.11	0.25	0.00	(0.01)	0.05	(0.03)
Premium finance receivables	0.06	0.01	0.04	(0.01)	(0.04)	0.03	0.01
Consumer and other	1.31	1.19	0.95	0.26	0.69	1.26%	0.62
Total loans, net of unearned income	0.11%	0.03%	0.07%	0.00%	0.02%	0.07%	0.09%

Loans at period end	$37,053,103	$35,280,547	$34,789,104	$33,264,043	$32,911,187
Allowance for loan losses as a percentage of loans at period end	0.68%	0.71%	0.71%	0.75%	0.79%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.84	0.85	0.86	0.89	0.92
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end, excluding PPP loans	0.84	0.86	0.88	0.92	0.98
(1)The initial allowance for credit losses on purchased credit deteriorated (“PCD”) loans acquired during the period measured approximately $2.8 million, of which approximately $2.3 million was charged-off related to PCD loans that met the Company’s charge-off policy at the time of acquisition. After considering these loans that were immediately charged-off, the net impact of PCD allowance for credit losses at the acquisition date was approximately $470,000.

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(In thousands)	2022	2022	2021	2021	2021	2022	2021
Provision for loan losses	$10,782	$5,214	$4,929	$(12,410)	$(14,731)	$15,996	$(43,082)
Provision for unfunded lending-related commitments losses	9,711	(1,189)	4,375	4,501	(558)	8,522	(17,593)
Provision for held-to-maturity securities losses	(76)	81	(5)	(7)	(10)	5	29
Provision for credit losses	$20,417	$4,106	$9,299	$(7,916)	$(15,299)	$24,523	$(60,646)

Allowance for loan losses	$251,769	$250,539	$247,835	$248,612	$261,089
Allowance for unfunded lending-related commitments losses	60,340	50,629	51,818	47,443	42,942
Allowance for loan losses and unfunded lending-related commitments losses	312,109	301,168	299,653	296,055	304,031
Allowance for held-to-maturity securities losses	83	159	78	83	90
Allowance for credit losses	$312,192	$301,327	$299,731	$296,138	$304,121

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of June 30, 2022, March 31, 2022 and December 31, 2021.

	As of Jun 30, 2022			As of Mar 31, 2022			As of Dec 31, 2021
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other, excluding PPP loans	$11,965,016	$142,916	1.19%	$11,329,999	$120,910	1.07%	$11,345,785	$119,305	1.05%
Commercial PPP loans	82,089	3	0.00	253,964	1	0.00	558,283	2	0.00
Commercial real estate:
Construction and development	1,506,318	45,522	3.02	1,396,406	34,206	2.45	1,356,204	35,206	2.60
Non-construction	7,900,887	98,210	1.24	7,838,668	110,700	1.41	7,634,082	109,377	1.43
Home equity	325,826	6,990	2.15	321,435	10,566	3.29	335,155	10,699	3.19
Residential real estate	2,078,907	10,479	0.50	1,799,985	9,429	0.52	1,637,099	8,782	0.54
Premium finance receivables
Commercial insurance loans	5,541,447	6,840	0.12	4,937,408	14,082	0.29	4,855,487	15,246	0.31
Life insurance loans	7,608,433	662	0.01	7,354,163	640	0.01	7,042,810	613	0.01
Consumer and other	44,180	487	1.10	48,519	634	1.31	24,199	423	1.75
Total loans, net of unearned income	$37,053,103	$312,109	0.84%	$35,280,547	$301,168	0.85%	$34,789,104	$299,653	0.86%
Total loans, net of unearned income, excluding PPP loans	$36,971,014	$312,106	0.84%	$35,026,583	$301,167	0.86%	$34,230,821	$299,651	0.88%

Total core loans (1)	$20,994,470	$275,188	1.31%	$20,084,782	$262,447	1.31%	$19,599,090	$260,511	1.33%
Total niche loans (1)	15,976,544	36,918	0.23	14,941,801	38,720	0.26	14,631,731	39,140	0.27
Total PPP loans	82,089	3	0.00	253,964	1	0.00	558,283	2	0.00

(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Loan Balances:
Commercial
Nonaccrual	$32,436	$16,878	$20,399	$26,468	$23,232
90+ days and still accruing	—	—	15	—	1,244
60-89 days past due	16,789	1,294	24,262	9,768	5,204
30-59 days past due	14,120	31,889	43,861	25,224	18,478
Current	11,983,760	11,533,902	11,815,531	11,126,512	11,394,118
Total commercial	$12,047,105	$11,583,963	$11,904,068	$11,187,972	$11,442,276
Commercial real estate
Nonaccrual	$10,718	$12,301	$21,746	$23,706	$26,035
90+ days and still accruing	—	—	—	—	—
60-89 days past due	6,771	2,648	284	5,395	4,382
30-59 days past due	34,220	30,141	40,443	79,818	19,698
Current	9,355,496	9,189,984	8,927,813	8,776,795	8,628,254
Total commercial real estate	$9,407,205	$9,235,074	$8,990,286	$8,885,714	$8,678,369
Home equity
Nonaccrual	$1,084	$1,747	$2,574	$3,449	$3,478
90+ days and still accruing	—	—	—	164	—
60-89 days past due	154	199	—	340	301
30-59 days past due	930	545	1,120	867	777
Current	323,658	318,944	331,461	342,842	365,250
Total home equity	$325,826	$321,435	$335,155	$347,662	$369,806
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$113,856	$50,096	30,828	$26,986	$50,778
Nonaccrual	8,330	7,262	16,440	22,633	23,050
90+ days and still accruing	—	—	—	—	—
60-89 days past due	534	293	982	1,540	1,584
30-59 days past due	147	18,808	12,145	1,076	2,139
Current	1,956,040	1,723,526	1,576,704	1,495,501	1,452,734
Total residential real estate	$2,078,907	$1,799,985	$1,637,099	$1,547,736	$1,530,285
Premium finance receivables
Nonaccrual	$13,303	$6,707	$5,433	$7,300	$6,418
90+ days and still accruing	6,447	12,363	7,217	5,811	3,570
60-89 days past due	17,095	31,291	28,104	15,804	7,759
30-59 days past due	88,468	36,800	89,070	21,654	32,758
Current	13,024,567	12,204,410	11,768,473	11,221,861	10,830,922
Total premium finance receivables	$13,149,880	$12,291,571	$11,898,297	$11,272,430	$10,881,427
Consumer and other
Nonaccrual	$8	$4	$477	$384	$485
90+ days and still accruing	25	43	137	126	178
60-89 days past due	8	5	34	16	22
30-59 days past due	119	221	509	125	75
Current	44,020	48,246	23,042	21,878	8,264
Total consumer and other	$44,180	$48,519	$24,199	$22,529	$9,024
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$113,856	$50,096	$30,828	$26,986	$50,778
Nonaccrual	65,879	44,899	67,069	83,940	82,698
90+ days and still accruing	6,472	12,406	7,369	6,101	4,992
60-89 days past due	41,351	35,730	53,666	32,863	19,252
30-59 days past due	138,004	118,404	187,148	128,764	73,925
Current	36,687,541	35,019,012	34,443,024	32,985,389	32,679,542
Total loans, net of unearned income	$37,053,103	$35,280,547	$34,789,104	$33,264,043	$32,911,187
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS(1) AND TROUBLED DEBT RESTRUCTURINGS (“TDRs”)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2022	2022	2021	2021	2021
Loans past due greater than 90 days and still accruing (2):
Commercial	$—	$—	$15	$—	$1,244
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	164	—
Residential real estate	—	—	—	—	—
Premium finance receivables	6,447	12,363	7,217	5,811	3,570
Consumer and other	25	43	137	126	178
Total loans past due greater than 90 days and still accruing	6,472	12,406	7,369	6,101	4,992
Non-accrual loans:
Commercial	32,436	16,878	20,399	26,468	23,232
Commercial real estate	10,718	12,301	21,746	23,706	26,035
Home equity	1,084	1,747	2,574	3,449	3,478
Residential real estate	8,330	7,262	16,440	22,633	23,050
Premium finance receivables	13,303	6,707	5,433	7,300	6,418
Consumer and other	8	4	477	384	485
Total non-accrual loans	65,879	44,899	67,069	83,940	82,698
Total non-performing loans:
Commercial	32,436	16,878	20,414	26,468	24,476
Commercial real estate	10,718	12,301	21,746	23,706	26,035
Home equity	1,084	1,747	2,574	3,613	3,478
Residential real estate	8,330	7,262	16,440	22,633	23,050
Premium finance receivables	19,750	19,070	12,650	13,111	9,988
Consumer and other	33	47	614	510	663
Total non-performing loans	$72,351	$57,305	$74,438	$90,041	$87,690
Other real estate owned	5,574	4,978	1,959	9,934	10,510
Other real estate owned - from acquisitions	1,265	1,225	2,312	3,911	5,062
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$79,190	$63,508	$78,709	$103,886	$103,262
Accruing TDRs not included within non-performing assets	$36,184	$35,922	$37,486	$38,468	$44,019
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.27%	0.15%	0.17%	0.24%	0.21%
Commercial real estate	0.11	0.13	0.24	0.27	0.30
Home equity	0.33	0.54	0.77	1.04	0.94
Residential real estate	0.40	0.40	1.00	1.46	1.51
Premium finance receivables	0.15	0.16	0.11	0.12	0.09
Consumer and other	0.07	0.10	2.54	2.26	7.35
Total loans, net of unearned income	0.20%	0.16%	0.21%	0.27%	0.27%
Total non-performing assets as a percentage of total assets	0.16%	0.13%	0.16%	0.22%	0.22%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	473.76%	670.77%	446.78%	352.70%	367.64%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.
(2)As of June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, approximately $541,000, $320,000, $320,000, $445,000 and $320,000, respectively, of TDRs were past due greater than 90 days and still accruing interest.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(In thousands)	2022	2022	2021	2021	2021	2022	2021

Balance at beginning of period	$57,305	$74,438	$90,041	$87,690	$99,059	$74,438	$127,513
Additions from becoming non-performing in the respective period	22,841	4,141	6,851	9,341	12,762	26,982	22,656
Return to performing status	(1,000)	(729)	(6,616)	(3,322)	—	(1,729)	(654)
Payments received	(4,029)	(20,139)	(13,212)	(5,568)	(12,312)	(24,168)	(35,043)
Transfer to OREO and other repossessed assets	(1,611)	(4,377)	(275)	(720)	(3,660)	(5,988)	(5,032)
Charge-offs, net	(1,969)	(2,354)	(5,167)	(548)	(4,684)	(4,323)	(7,636)
Net change for niche loans (1)	814	6,325	2,816	3,168	(3,475)	7,139	(14,114)
Balance at end of period	$72,351	$57,305	$74,438	$90,041	$87,690	$72,351	$87,690
(1)This includes activity for premium finance receivables and indirect consumer loans.

TDRs

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2022	2022	2021	2021	2021
Accruing TDRs:
Commercial	$2,456	$2,773	$4,131	$4,532	$6,911
Commercial real estate	9,659	10,068	8,421	8,385	9,659
Residential real estate and other	24,069	23,081	24,934	25,551	27,449
Total accrual	$36,184	$35,922	$37,486	$38,468	$44,019
Non-accrual TDRs: (1)
Commercial	$4,786	$4,935	$6,746	$3,079	$4,104
Commercial real estate	1,955	2,050	2,050	3,239	3,434
Residential real estate and other	2,453	1,964	3,027	3,685	4,190
Total non-accrual	$9,194	$8,949	$11,823	$10,003	$11,728
Total TDRs:
Commercial	$7,242	$7,708	$10,877	$7,611	$11,015
Commercial real estate	11,614	12,118	10,471	11,624	13,093
Residential real estate and other	26,522	25,045	27,961	29,236	31,639
Total TDRs	$45,378	$44,871	$49,309	$48,471	$55,747
(1)Included in total non-performing loans.

Other Real Estate Owned

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2022	2022	2021	2021	2021
Balance at beginning of period	$6,203	$4,271	$13,845	$15,572	$15,813
Disposals/resolved	(1,172)	(2,497)	(9,664)	(1,949)	(3,152)
Transfers in at fair value, less costs to sell	2,090	4,429	275	315	3,660
Fair value adjustments	(282)	—	(185)	(93)	(749)
Balance at end of period	$6,839	$6,203	$4,271	$13,845	$15,572

	Period End
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Balance by Property Type:	2022	2022	2021	2021	2021
Residential real estate	$1,630	$1,127	$1,310	$1,592	$1,952
Residential real estate development	133	—	—	934	1,030
Commercial real estate	5,076	5,076	2,961	11,319	12,590
Total	$6,839	$6,203	$4,271	$13,845	$15,572

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q2 2022 compared to Q1 2022		Q2 2022 compared to Q2 2021
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2022	2022	2021	2021	2021	$ Change	% Change	$ Change	% Change
Brokerage	$4,272	$4,632	$5,292	$5,230	$5,148	$(360)	(8)%	$(876)	(17)%
Trust and asset management	27,097	26,762	27,197	26,301	25,542	335	1	1,555	6
Total wealth management	31,369	31,394	32,489	31,531	30,690	(25)	—	679	2
Mortgage banking	33,314	77,231	53,138	55,794	50,584	(43,917)	(57)	(17,270)	(34)
Service charges on deposit accounts	15,888	15,283	14,734	14,149	13,249	605	4	2,639	20
(Losses) gains on investment securities, net	(7,797)	(2,782)	(1,067)	(2,431)	1,285	(5,015)	NM	(9,082)	NM
Fees from covered call options	1,069	3,742	1,128	1,157	1,388	(2,673)	(71)	(319)	(23)
Trading gains (losses), net	176	3,889	206	58	(438)	(3,713)	(95)	614	NM
Operating lease income, net	15,007	15,475	14,204	12,807	12,240	(468)	(3)	2,767	23
Other:
Interest rate swap fees	3,300	4,569	3,526	4,868	2,820	(1,269)	(28)	480	17
BOLI	(884)	48	1,192	2,154	1,342	(932)	NM	(2,226)	NM
Administrative services	1,591	1,853	1,846	1,359	1,228	(262)	(14)	363	30
Foreign currency remeasurement gains (losses)	97	11	111	77	(782)	86	NM	879	NM
Early pay-offs of capital leases	160	265	249	209	195	(105)	(40)	(35)	(18)
Miscellaneous	9,652	11,812	12,011	14,742	15,572	(2,160)	(18)	(5,920)	(38)
Total Other	13,916	18,558	18,935	23,409	20,375	(4,642)	(25)	(6,459)	(32)
Total Non-Interest Income	$102,942	$162,790	$133,767	$136,474	$129,373	$(59,848)	(37)%	$(26,431)	(20)%
NM - Not meaningful.

	Six Months Ended
	Jun 30,	Jun 30,	$	%
(Dollars in thousands)	2022	2021	Change	Change
Brokerage	$8,904	$10,188	$(1,284)	(13)%
Trust and asset management	53,859	49,811	4,048	8
Total wealth management	62,763	59,999	2,764	5
Mortgage banking	110,545	164,078	(53,533)	(33)
Service charges on deposit accounts	31,171	25,285	5,886	23
(Losses) gains on investment securities, net	(10,579)	2,439	(13,018)	NM
Fees from covered call options	4,811	1,388	3,423	NM
Trading gains (losses), net	4,065	(19)	4,084	NM
Operating lease income, net	30,482	26,680	3,802	14
Other:
Interest rate swap fees	7,869	5,308	2,561	48
BOLI	(836)	2,466	(3,302)	NM
Administrative services	3,444	2,484	960	39
Foreign currency remeasurement gains (losses)	108	(683)	791	NM
Early pay-offs of leases	425	143	282	NM
Miscellaneous	21,464	26,311	(4,847)	(18)
Total Other	32,474	36,029	(3,555)	(10)
Total Non-Interest Income	$265,732	$315,879	$(50,147)	(16)%
NM - Not meaningful.

TABLE 16: MORTGAGE BANKING

	Three Months Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Originations:
Retail originations	$595,601	$647,785	$980,627	$1,153,265	$1,328,721	$1,243,386	$2,970,385
Veterans First originations	225,378	247,738	318,244	405,663	395,290	473,116	975,593
Total originations for sale (A)	$820,979	$895,523	$1,298,871	$1,558,928	$1,724,011	$1,716,502	$3,945,978
Originations for investment	297,713	274,628	177,676	181,886	249,749	572,341	571,607
Total originations	$1,118,692	$1,170,151	$1,476,547	$1,740,814	$1,973,760	$2,288,843	$4,517,585

Retail originations as percentage of originations for sale	73%	72%	75%	74%	77%	72%	75%
Veterans First originations as a percentage of originations for sale	27	28	25	26	23	28	25

Purchases as a percentage of originations for sale	78%	53%	52%	56%	53%	65%	38%
Refinances as a percentage of originations for sale	22	47	48	44	47	35	62

Production Margin:
Production revenue (B) (1)	$17,511	$14,585	$28,182	$39,247	$37,531	$32,096	$108,813

Total originations for sale (A)	$820,979	$895,523	$1,298,871	$1,558,928	$1,724,011	$1,716,502	$3,945,978
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	301,322	330,196	353,509	510,982	605,400	301,322	605,400
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	330,196	353,509	510,982	605,400	798,534	353,509	1,072,717
Total mortgage production volume (C)	$792,105	$872,210	$1,141,398	$1,464,510	$1,530,877	$1,664,315	$3,478,661

Production margin (B / C)	2.21%	1.67%	2.47%	2.68%	2.45%	1.93%	3.13%

Mortgage Servicing:
Loans serviced for others (D)	$13,643,623	$13,426,535	$13,126,254	$12,720,126	$12,307,337
MSRs, at fair value (E)	212,664	199,146	147,571	133,552	127,604
Percentage of MSRs to loans serviced for others (E / D)	1.56%	1.48%	1.12%	1.05%	1.04%
Servicing income	$10,979	$10,851	$10,766	$10,454	$9,830	$21,830	$19,466

Components of MSR:
MSR - current period capitalization	$11,210	$14,401	$15,080	$15,546	$17,512	$25,611	$42,128
MSR - collection of expected cash flows - paydowns	(1,598)	(1,215)	(1,101)	(1,036)	(991)	(2,813)	(1,719)
MSR - collection of expected cash flows - payoffs	(5,240)	(4,801)	(6,385)	(7,558)	(7,549)	(10,041)	(16,989)
MSR - changes in fair value model assumptions	9,147	43,365	6,656	(888)	(5,540)	52,512	12,505

Summary of Mortgage Banking Revenue:
Production revenue (1)	$17,511	$14,585	$28,182	$39,247	$37,531	$32,096	$108,813
Servicing income	10,979	10,851	10,766	10,454	9,830	21,830	19,466
MSR activity	13,519	51,750	14,250	6,064	3,432	65,269	35,925
Changes in fair value on early buy-out loans guaranteed by U.S. government agencies and other revenue	(8,695)	45	(60)	29	(209)	(8,650)	(126)
Total mortgage banking revenue	$33,314	$77,231	$53,138	$55,794	$50,584	$110,545	$164,078
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q2 2022 compared to Q1 2022		Q2 2022 compared to Q2 2021
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2022	2022	2021	2021	2021	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$92,414	$92,116	$91,612	$88,161	$91,089	$298	0%	$1,325	1%
Commissions and incentive compensation	46,131	51,793	49,923	57,026	53,751	(5,662)	(11)	(7,620)	(14)
Benefits	28,781	28,446	25,596	25,725	27,977	335	1	804	3
Total salaries and employee benefits	167,326	172,355	167,131	170,912	172,817	(5,029)	(3)	(5,491)	(3)
Software and equipment	24,250	22,810	23,708	22,029	20,866	1,440	6	3,384	16
Operating lease equipment depreciation	8,774	9,708	10,147	10,013	9,949	(934)	(10)	(1,175)	(12)
Occupancy, net	17,651	17,824	18,343	18,158	17,687	(173)	(1)	(36)	0
Data processing	8,010	7,505	7,207	7,104	6,920	505	7	1,090	16
Advertising and marketing	16,615	11,924	13,981	13,443	11,305	4,691	39	5,310	47
Professional fees	7,876	8,401	7,551	7,052	7,304	(525)	(6)	572	8
Amortization of other acquisition-related intangible assets	1,579	1,609	1,811	1,877	2,039	(30)	(2)	(460)	(23)
FDIC insurance	6,949	7,729	7,317	6,750	6,405	(780)	(10)	544	8
OREO expense, net	294	(1,032)	(641)	(1,531)	769	1,326	NM	(475)	(62)
Other:
Lending expenses, net of deferred originations costs	4,270	6,821	5,525	5,999	6,717	(2,551)	(37)	(2,447)	(36)
Travel and entertainment	3,897	2,676	3,782	3,668	1,918	1,221	46	1,979	NM
Miscellaneous	21,177	15,968	17,537	16,670	15,416	5,209	33	5,761	37
Total other	29,344	25,465	26,844	26,337	24,051	3,879	15	5,293	22
Total Non-Interest Expense	$288,668	$284,298	$283,399	$282,144	$280,112	$4,370	2%	$8,556	3%
NM - Not meaningful.

	Six Months Ended
	Jun 30,	Jun 30,	$	%
(Dollars in thousands)	2022	2021	Change	Change
Salaries and employee benefits:
Salaries	$184,530	$182,142	$2,388	1%
Commissions and incentive compensation	97,924	115,118	(17,194)	(15)
Benefits	57,227	56,366	861	2
Total salaries and employee benefits	339,681	353,626	(13,945)	(4)
Software and equipment	47,060	41,778	5,282	13
Operating lease equipment depreciation	18,482	20,720	(2,238)	(11)
Occupancy, net	35,475	37,683	(2,208)	(6)
Data processing	15,515	12,968	2,547	20
Advertising and marketing	28,539	19,851	8,688	44
Professional fees	16,277	14,891	1,386	9
Amortization of other acquisition-related intangible assets	3,188	4,046	(858)	(21)
FDIC insurance	14,678	12,963	1,715	13
OREO expense, net	(738)	518	(1,256)	NM
Other:
Lending expenses, net of deferred originations costs	11,091	11,270	(179)	(2)
Travel and entertainment	6,573	2,598	3,975	NM
Miscellaneous	37,145	34,089	3,056	9
Total other	54,809	47,957	6,852	14
Total Non-Interest Expense	$572,966	$567,001	$5,965	1%
NM - Not meaningful.

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, pre-tax income, excluding provision for credit losses, and pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs and early buy-out loans guaranteed by U.S. government agencies. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a fully taxable-equivalent basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, and pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs and early buy-out loans guaranteed by U.S. government agencies, as useful measurements of the Company’s core net income.

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(Dollars and shares in thousands)	2022	2022	2021	2021	2021	2022	2021
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$371,968	$328,252	$327,979	$322,457	$319,579	$700,220	$625,048
Taxable-equivalent adjustment:
- Loans	568	427	417	411	415	995	799
- Liquidity Management Assets	472	465	486	492	494	937	994
- Other Earning Assets	1	2	2	—	—	3	—
(B) Interest Income (non-GAAP)	$373,009	$329,146	$328,884	$323,360	$320,488	$702,155	$626,841
(C) Interest Expense (GAAP)	34,164	28,958	32,003	34,961	39,989	63,122	83,563
(D) Net Interest Income (GAAP) (A minus C)	$337,804	$299,294	$295,976	$287,496	$279,590	$637,098	$541,485
(E) Net Interest Income (non-GAAP) (B minus C)	$338,845	$300,188	$296,881	$288,399	$280,499	$639,033	$543,278
Net interest margin (GAAP)	2.92%	2.60%	2.54%	2.58%	2.62%	2.76%	2.58%
Net interest margin, fully taxable-equivalent (non-GAAP)	2.93	2.61	2.55	2.59	2.63	2.77	2.59
(F) Non-interest income	$102,942	$162,790	$133,767	$136,474	$129,373	$265,732	$315,879
(G) (Losses) gains on investment securities, net	(7,797)	(2,782)	(1,067)	(2,431)	1,285	(10,579)	2,439
(H) Non-interest expense	288,668	284,298	283,399	282,144	280,112	572,966	567,001
Efficiency ratio (H/(D+F-G))	64.36%	61.16%	65.78%	66.17%	68.71%	62.73%	66.32%
Efficiency ratio (non-GAAP) (H/(E+F-G))	64.21	61.04	65.64	66.03	68.56	62.60	66.18

Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$4,727,623	$4,492,256	$4,498,688	$4,410,317	$4,339,011
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(679,827)	(682,101)	(683,456)	(675,910)	(678,333)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,635,296	$3,397,655	$3,402,732	$3,321,907	$3,248,178
(J) Total assets (GAAP)	$50,969,332	$50,250,661	$50,142,143	$47,832,271	$46,738,450
Less: Intangible assets (GAAP)	(679,827)	(682,101)	(683,456)	(675,910)	(678,333)
(K) Total tangible assets (non-GAAP)	$50,289,505	$49,568,560	$49,458,687	$47,156,361	$46,060,117
Common equity to assets ratio (GAAP) (L/J)	8.5%	8.1%	8.1%	8.4%	8.4%
Tangible common equity ratio (non-GAAP) (I/K)	7.2	6.9	6.9	7.0	7.1

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(Dollars and shares in thousands)	2022	2022	2021	2021	2021	2022	2021
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$4,727,623	$4,492,256	$4,498,688	$4,410,317	$4,339,011
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$4,315,123	$4,079,756	$4,086,188	$3,997,817	$3,926,511
(M) Actual common shares outstanding	60,722	57,253	57,054	56,956	57,067
Book value per common share (L/M)	$71.06	$71.26	$71.62	$70.19	$68.81
Tangible book value per common share (non-GAAP) (I/M)	59.87	59.34	59.64	58.32	56.92

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$87,522	$120,400	$91,766	$102,146	$98,118	$207,922	$244,275
Add: Intangible asset amortization	1,579	1,609	1,811	1,877	2,039	3,188	4,046
Less: Tax effect of intangible asset amortization	(445)	(430)	(505)	(509)	(553)	(870)	(1,068)
After-tax intangible asset amortization	$1,134	$1,179	$1,306	$1,368	$1,486	$2,318	$2,978
(O) Tangible net income applicable to common shares (non-GAAP)	$88,656	$121,579	$93,072	$103,514	$99,604	$210,240	$247,253
Total average shareholders’ equity	$4,526,110	$4,500,460	$4,433,953	$4,343,915	$4,256,778	$4,513,356	$4,211,088
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(P) Total average common shareholders’ equity	$4,113,610	$4,087,960	$4,021,453	$3,931,415	$3,844,278	$4,100,856	$3,798,588
Less: Average intangible assets	(681,091)	(682,603)	(677,470)	(677,201)	(679,535)	(681,843)	(680,166)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$3,432,519	$3,405,357	$3,343,983	$3,254,214	$3,164,743	$3,419,013	$3,118,422
Return on average common equity, annualized (N/P)	8.53%	11.94%	9.05%	10.31%	10.24%	10.22%	12.97%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	10.36	14.48	11.04	12.62	12.62	12.40	15.99

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income, Adjusted for Changes in Fair Value of MSRs and Early Buy-out Loans Guaranteed by U.S. Government Agencies:
Income before taxes	$131,661	$173,680	$137,045	$149,742	$144,150	$305,341	$351,009
Add: Provision for credit losses	20,417	4,106	9,299	(7,916)	(15,299)	24,523	(60,646)
Pre-tax income, excluding provision for credit losses (non-GAAP)	$152,078	$177,786	$146,344	$141,826	$128,851	$329,864	$290,363
Less: Changes in fair value of MSRs and early buy-out loans guaranteed by U.S. government agencies	(445)	(43,365)	(6,656)	888	5,540	(43,810)	(12,505)
Pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs and early buy-out loans guaranteed by U.S. government agencies (non-GAAP)	$151,633	$134,421	$139,688	$142,714	$134,391	$286,054	$277,858

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Wintrust Bank, N.A., in Chicago, Libertyville Bank & Trust Company, N.A., Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, N.A., Schaumburg Bank & Trust Company, N.A., Village Bank & Trust, N.A., in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, N.A., State Bank of The Lakes, N.A., in Antioch, Old Plank Trail Community Bank, N.A., in New Lenox, St. Charles Bank & Trust Company, N.A. and Town Bank, N.A., in Hartland, Wisconsin.

In addition to the locations noted above, the banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Bolingbrook, Buffalo Grove, Burbank, Cary, Clarendon Hills, Crete, Countryside, Darien, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Homer Glen, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, Maywood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, Northfield, Norridge, Oak Lawn, Oak Park, Orland Park, Palatine, Park Ridge, Prospect Heights, Riverside, Rockford, Rolling Meadows, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Waukegan, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale, and in Wisconsin in Burlington, Clinton, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Pewaukee, Racine, Wales, Walworth, Whitefish Bay and Wind Lake, and in Dyer, Indiana and in Naples, Florida.

Additionally, the Company operates various non-bank business units:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•The Chicago Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic (including the continued emergence of variant strains), and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2021 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses;
•the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses;
•the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges;
•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;
•adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•uncertainty about the discontinued use of LIBOR and transition to an alternative rate;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act, the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act, and the rules and regulations that may be promulgated thereunder;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic, persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Thursday, July 21, 2022 at 10:00 a.m. (Central Time) regarding second quarter and year-to-date 2022 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the link included within the Company’s press release dated July 6, 2022 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the second quarter and year-to-date 2022 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.